EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD REPORTS FIRST QUARTER 2015 RESULTS
Assets Under Management Increase $625 Million to Approximately $6.2 Billion at Quarter End
Announces Key Money Concept to assist REITs with Growth

DALLAS, May 18, 2015 -- Ashford (NYSE MKT: AINC) (the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2015. On November 12, 2014, the Company completed its spin-off from Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”), but the Company has presented its prior year financial statements in accordance with GAAP, which requires that historical carve-out financial statements be presented. Accordingly, the Company's results for the prior year period may not be representative of results in future periods. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2015, with the first quarter ended March 31, 2014 (see discussion below).

FINANCIAL AND OPERATING HIGHLIGHTS

•	Total revenue for the first quarter of 2015 was $13.1 million

•	Net loss attributable to common stockholders for the Company was $9.1 million, or $4.57 per diluted share

•	Adjusted EBITDA for the first quarter was $3.5 million

•	Adjusted net income for the first quarter was $2.1 million, or $0.91 per diluted share

•	At the end of the first quarter 2015, the Company had approximately $6.2 billion of assets under management

•	As of March 31, 2015, Ashford had cash and cash equivalents of $24.9 million

FINANCIAL RESULTS
For the first quarter ended March 31, 2015, advisory services revenue totaled $12.9 million, including $9.6 million from Ashford Trust and $3.3 million from Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”). No incentive management fees were recognized during the three months ended March 31, 2015 in connection with the advisory agreements with Ashford Trust and Ashford Prime.

Net loss attributable to common stockholders for the first quarter of 2015 totaled $9.1 million, or $4.57 per diluted share, compared with a loss of $8.8 million, or $4.45 per diluted share for the first quarter of 2014.

Adjusted EBITDA for the first quarter of 2015 was $3.5 million, compared with a loss of $4.2 million for the first quarter of 2014.

Adjusted net income for the first quarter of 2015 was $2.1 million, or $0.91 per diluted share, compared with a loss of $4.2 million, or $2.14 per diluted share, for the first quarter of 2014.

CAPITAL STRUCTURE
At the end of the first quarter 2015, the Company had approximately $6.2 billion of assets under management from its managed companies. As of March 31, 2015, Ashford’s cash and cash equivalents totaled $24.9 million.

KEY MONEY CONCEPT
The Company announced a new concept to help its managed REITs grow through acquisitions called “Key Money.” This is a common term in the hotel industry used by the hotel brands to help them grow their brands. Typically a brand will give an owner key money in return for branding the hotel which then provides additional lucrative fee income to the brand under its long-term franchise/management agreement. The Company believes utilizing a similar “key money” concept in specific cases will allow its REITs to be more competitive for acquisition opportunities and further enable accretive growth for the REIT while also creating accretive growth for the Company. The resulting growth in the assets of the REITs should translate to accretive growth in fee income to Ashford, which will directly benefit the Company’s shareholders. Going forward, the Company will evaluate key money opportunities on a case by case basis, and only provide key money to its managed REIT platforms on a selective basis, when the REITs would not be able to grow otherwise. The key money concept is designed to help its managed REITs grow when they otherwise could not. In most cases, the Company will grow its income stream as the REIT platforms grow without needing to contribute any key money.

ASHFORD TRUST HIGHLIGHTS

•	In January, Ashford Trust closed a $478 million refinancing on 15 hotels with net excess proceeds of over $100 million

•
In January, Ashford Trust announced a plan to form Ashford Hospitality Select (“Ashford Select”), a new privately-held company dedicated to investing primarily in existing premium branded, upscale and upper-midscale, select-service hotels, including extended stay hotels, in the United States. Ashford Select will be advised by Ashford

•
In January, Ashford Trust issued 9.5 million shares of common stock at $10.65 per share. The underwriter subsequently exercised its option to acquire an additional 1,029,450 shares of common stock from Ashford Trust at $10.65 per share for total net proceeds of $111.1 million.

•	In February, Ashford Trust acquired the 168-room Lakeway Resort & Spa in Austin, TX for $33.5 million and the 232-room Marriott Memphis East hotel in Memphis, TN for $43.5 million

◦	Ashford Trust closed a $33.3 million mortgage loan for the Marriott Memphis East in March

◦	Ashford Trust closed a $25.1 million mortgage loan for the Lakeway Resort & Spa in April

•
In March, Ashford Trust acquired the remaining 28.26% ownership interest of the Highland Hospitality Portfolio from its joint venture partner, a value add fund managed by Prudential Real Estate Investors

◦	In connection with the transaction, Ashford Trust refinanced 24 of the 28 hotels in the Highland Portfolio with a new $1.07 billion non-recourse mortgage loan

•	In March, Ashford Trust completed the sale of the 112-room Hampton Inn Terre Haute for $7.9 million

•	Subsequent to the end of the quarter, in April, Ashford Trust acquired the 124-room Hampton Inn & Suites Gainesville in Gainesville, FL for $25.3 million

ASHFORD PRIME HIGHLIGHTS

•	In March, Ashford Prime successfully refinanced its mortgage loan on the 142-room Pier House Resort & Spa in Key West, FL with a new $70 million non-recourse mortgage loan

•	Under its share repurchase program started in November 2014, Ashford Prime has repurchased 1.9 million shares of common stock and common partnership units at a total cost of $32.0 million

ASHFORD INVESTMENT MANAGEMENT HIGHLIGHTS

•	Ashford Investment Management is now a Registered Investment Advisor with the Securities and Exchange Commission

•	Current assets under management of over $160 million

ASHFORD HOSPITALITY SELECT HIGHLIGHTS

•
The Company continues to work with Ashford Trust regarding the potential launch of Ashford Hospitality Select. The Company and Ashford Trust both believe there exists an opportunity in the market for another large, liquid select service hotel platform. Both the Company and Trust are exploring several different paths to take advantage of this opportunity.

“During the first quarter, we continued to grow our assets under management which totaled approximately $6.2 billion as of quarter end,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “Both of our REIT platforms continued to display solid RevPAR growth, benefiting from the revenue initiatives that we have implemented across our portfolios and we believe the key money concept that we are announcing will allow both REITs to grow accretively while also resulting in value creation for Ashford Inc. shareholders. As we move ahead in 2015, our management team remains focused on driving further growth in our platforms through both incremental organic growth as well as accretive acquisitions. At the same time, we will continue to explore additional investment opportunities to capitalize on the positive lodging sector fundamentals.”

INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford will conduct a conference call on Tuesday, May 19, 2015, at 3:00 p.m. ET. The number to call for this interactive teleconference is (719) 325-2428. A replay of the conference call will be available through Tuesday, May 26, 2015, by dialing (719) 457-0820 and entering the confirmation number, 6637089.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2015 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Tuesday, May 19, 2015, beginning at 3:00 p.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Included in this press release are certain supplemental measures of performance which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability and our board of directors includes these measures in reviews to determine quarterly distributions to stockholders. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information included as part of our Registration Statement on Form 10, as amended.

* * * * *
Ashford is a global asset management company focused on managing real estate, hospitality, and securities platforms.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$24,916	$29,597
Restricted cash	5,934	3,337
Prepaid expenses and other	1,412	1,360
Due from Ashford Trust OP, net	9,185	8,202
Due from Ashford Prime OP	2,829	2,546
Total current assets	44,276	45,042
Furniture, fixtures and equipment, net	4,525	4,188
Total assets	$48,801	$49,230
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,179	$9,307
Due to affiliates	483	1,313
Deferred compensation plan	221	175
Other liabilities	5,934	3,337
Total current liabilities	12,817	14,132
Deferred compensation plan	24,990	19,780
Total liabilities	37,807	33,912

Redeemable noncontrolling interests in Ashford LLC	535	424

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A cumulative preferred stock, no shares issued and outstanding at March 31, 2015, and December 31, 2014	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 1,986,851 shares issued and 1,986,369 and 1,986,851 shares outstanding at March 31, 2015, and December 31, 2014, respectively	20	20
Additional paid-in capital	229,284	228,003
Accumulated deficit	(217,931)	(213,042)
Treasury stock, at cost, 482 shares at March 31, 2015	(64)	—
Total stockholders’ equity of the Company	11,309	14,981
Noncontrolling interests in consolidated entities	(850)	(87)
Total equity	10,459	14,894
Total liabilities and equity	$48,801	$49,230

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ASHFORD INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
REVENUE
Advisory services:
Base advisory fee	$10,216	$1,970
Advisory services – other services	2,067	342
Non-cash stock/unit-based compensation	640	—
Other	195	—
Total revenue	13,118	2,312
EXPENSES
Salaries and benefits	11,605	5,626
Non-cash stock/unit-based compensation	5,888	4,484
Depreciation	129	87
General and administrative	3,880	913
Total operating expenses	21,502	11,110
LOSS BEFORE INCOME TAXES	(8,384)	(8,798)
Income tax expense	(1,454)	(15)
NET LOSS	(9,838)	(8,813)
Loss from consolidated entities attributable to noncontrolling interests	763	—
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	21	—
NET LOSS ATTRIBUTABLE TO THE COMPANY	$(9,054)	$(8,813)

LOSS PER SHARE – BASIC AND DILUTED
Basic:
Net loss attributable to common stockholders	$(4.57)	$(4.45)
Weighted average common shares outstanding – basic	1,982	1,981
Diluted:
Net loss attributable to common stockholders	$(4.57)	$(4.45)
Weighted average common shares outstanding – diluted	1,982	1,981

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ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(9,838)	$(8,813)
Loss from consolidated entities attributable to noncontrolling interests	763	—
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	21	—
Net loss attributable to the Company	(9,054)	(8,813)
Depreciation	129	87
Income tax expense	1,454	15
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	(21)	—
EBITDA	(7,492)	(8,711)
Equity-based compensation	5,248	4,484
Market change in deferred compensation plan	5,256	—
Transaction costs	535	—
Adjusted EBITDA	$3,547	$(4,227)

RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(9,838)	$(8,813)
Loss from consolidated entities attributable to noncontrolling interests	763	—
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	21	—
Net loss attributable to common stockholders	(9,054)	(8,813)
Depreciation	129	87
Net loss attributable to redeemable noncontrolling interests in Ashford LLC	(21)	—
Equity-based compensation	5,248	4,484
Market change in deferred compensation plan	5,256	—
Transaction costs	535	—
Adjusted net income (loss)	$2,093	$(4,242)
Adjusted net income (loss) per diluted share available to common stockholders	$0.91	$(2.14)
Weighted average diluted shares(1)	2,293	1,981
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(1) Due to their anti-dilutive nature, 2014 weighted average diluted shares does not include 5 unvested restricted shares, 5 Ashford LLC units, 212 shares associated with the deferred compensation plan and 25 options.

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